                                                                    EXHIBIT 10.2
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         SKB OPERATING PARTNERSHIP, L.P.

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                                                                               .
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                                TABLE OF CONTENTS
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ARTICLE I PARTNERSHIP...........................................................................   1

         1.1         CREATION OF PARTNERSHIP: PARTNERSHIP INTERESTS.............................   1
         1.2         NAME.......................................................................   1
         1.3         CERTIFICATES DESCRIBING PARTNERSHIP UNITS..................................   1

ARTICLE II DEFINITIONS..........................................................................   2

         2.1         DEFINITIONS................................................................   2

ARTICLE III CAPITALIZATION......................................................................  10

         3.1         CAPITAL CONTRIBUTIONS......................................................  10
         3.2         ISSUANCE AND REDEMPTION OF PARTNERSHIP INTERESTS...........................  10
         3.3         ADDITIONAL FUNDS...........................................................  16
         3.4         CAPITAL ACCOUNTS...........................................................  17
         3.5         INTEREST ON AND RETURN OF CAPITAL..........................................  18
         3.6         NEGATIVE CAPITAL ACCOUNTS..................................................  19
         3.7         LIMIT ON CONTRIBUTIONS AND OBLIGATIONS OF PARTNERS.........................  19
         3.8         REDEMPTION AND REPURCHASE OF UNITS.........................................  19
         3.9         REDEMPTION AND REPURCHASE OF INTERESTS OWNED BY SKB CONTROLLED ENTITIES....  19

ARTICLE IV OFFICE AND REGISTERED AGENT..........................................................  19

         4.1         PRINCIPAL OFFICE...........................................................  19
         4.2         REGISTERED OFFICE AND AGENT................................................  19

ARTICLE V PURPOSES AND POWERS OF PARTNERSHIP....................................................  20

         5.1         PURPOSES OF THE PARTNERSHIP................................................  20
         5.2         POWERS.....................................................................  20
         5.3         REIT REQUIREMENTS..........................................................  20

ARTICLE VI ALLOCATIONS..........................................................................  21

         6.1         PROFITS....................................................................  21
         6.2         LOSSES.....................................................................  22
         6.3         SPECIAL ALLOCATIONS........................................................  22
         6.4         CURATIVE ALLOCATIONS.......................................................  24
         6.5         TAX ALLOCATIONS; CODE SECTION 704(c).......................................  24

ARTICLE VII CASH AVAILABLE FOR DISTRIBUTION.....................................................  25

         7.1         DEFINITION OF AVAILABLE CASH...............................................  25
         7.2         TIMING AND PRIORITY OF DISTRIBUTIONS OF AVAILABLE CASH.....................  25
         7.3         CONSENT TO ALLOCATIONS AND DISTRIBUTIONS...................................  25
         7.4         RIGHT TO LIMIT DISTRIBUTIONS...............................................  25
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                                TABLE OF CONTENTS
                                    (cont'd)

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ARTICLE VIII MANAGEMENT OF PARTNERSHIP.......................................................   26

         8.1         GENERAL PARTNER.........................................................   26
         8.2         DELEGATION OF AUTHORITY.................................................   27
         8.3         LIMITED PARTNERS........................................................   27
         8.4         LIABILITY OF GENERAL PARTNER............................................   28
         8.5         INDEMNITY...............................................................   28
         8.6         OTHER ACTIVITIES OF PARTNERS AND AGREEMENTS WITH RELATED PARTIES........   28
         8.7         OTHER MATTERS CONCERNING THE GENERAL PARTNER............................   29
         8.8         PARTNER EXCULPATION.....................................................   29
         8.9         GENERAL PARTNER EXPENSES AND LIABILITIES................................   30

ARTICLE IX BANKING...........................................................................   31

         9.1         BANK ACCOUNTS...........................................................   31
         9.2         INVESTMENT OF FUNDS.....................................................   31

ARTICLE X ACCOUNTING.........................................................................   31

         10.1        FISCAL YEAR.............................................................   31
         10.2        BOOKS OF ACCOUNT........................................................   31
         10.3        METHOD OF ACCOUNTING....................................................   32
         10.4        TAX MATTERS.............................................................   32

ARTICLE XI TRANSFERS OF PARTNERSHIP INTERESTS................................................   33

         11.1        GENERAL PARTNER.........................................................   33
         11.2        LIMITED PARTNER.........................................................   33
         11.3        ADMISSION ADJUSTMENTS...................................................   35
         11.4        TRANSFERS TO LENDERS....................................................   35

ARTICLE XII ADMISSION OF NEW PARTNERS........................................................   35

ARTICLE XIII TERM, TERMINATION, LIQUIDATION AND DISSOLUTION OF PARTNERSHIP...................   35

         13.1        TERM AND TERMINATION....................................................   35
         13.2        METHOD OF LIQUIDATION...................................................   36
         13.3        DATE OF TERMINATION.....................................................   36
         13.4        RECONSTITUTION UPON BANKRUPTCY..........................................   37
         13.5        DEATH, LEGAL INCOMPETENCY, ETC. OF A LIMITED PARTNER....................   37

ARTICLE XIV POWER OF ATTORNEY................................................................   37

         14.1        POWER OF ATTORNEY.......................................................   37
         14.2        INTEREST................................................................   38
         14.3        WAIVER..................................................................   38
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                               TABLE OF CONTENTS
                                    (cont'd)

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         14.4        FURTHER ASSURANCES......................................................   38

ARTICLE XV AMENDMENT OF AGREEMENT............................................................   38

         15.1        POWER...................................................................   38
         15.2        REQUIRED CONSENT........................................................   39
         15.3        REIT STATUS.............................................................   39

ARTICLE XVI MISCELLANEOUS....................................................................   39

         16.1        NOTICES.................................................................   39
         16.2        SUCCESSORS AND ASSIGNS..................................................   39
         16.3        COUNTERPARTS............................................................   40
         16.4        CONSTRUCTION............................................................   40
         16.5        GOVERNING LAW...........................................................   40
         16.6        OTHER INSTRUMENTS.......................................................   40
         16.7        GENERAL PARTNER WITH INTEREST AS LIMITED PARTNER........................   40
         16.8        SEVERABILITY............................................................   40
         16.9        GENDER AND PLURALS......................................................   40
         16.10       ENTIRE AGREEMENT........................................................   40
         16.11       NO THIRD PARTY BENEFICIARY..............................................   40
         16.12       PURCHASE FOR INVESTMENT.................................................   41
         16.13       WAIVER..................................................................   41
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                                      iii

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         SKB OPERATING PARTNERSHIP, L.P.

      THIS AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") has been executed and delivered effective as of the ___ day of _______________, 2004 (the "Effective Date"), by SKB REIT, Inc., a Maryland corporation (the "General Partner"), SKB Advisors LLC (the "Special Limited Partner" or "SKB Advisors") and those persons and entities identified as "Limited Partners" in Schedule A (the "Limited Partners"), (the General Partner and each Limited Partner being a "Partner" and collectively, the "Partners").

                                    RECITALS

      WHEREAS, the General Partner wishes to satisfy the requirements for being classified as a REIT for tax purposes;

      WHEREAS, the parties hereto deem it to be in their best interest to enter into a limited partnership agreement in accordance with the Delaware Revised Uniform Limited Partnership Act as amended (the "Act") and this Agreement.

      THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners agree as follows:

                                   ARTICLE I

                                  PARTNERSHIP

      1.1 CREATION OF PARTNERSHIP: PARTNERSHIP INTERESTS. The General Partner is the sole general partner. The General Partner hereby consents to admit SKB Advisors LLC as Special Limited Partner as of the date hereof. The Limited Partners shall be those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time. No Partner has any interest in any Partnership property solely as a result of being a Partner and the interests of all Partners in the Partnership are, for all purposes, personal property.

      1.2 NAME. The Partnership name shall be "SKB Operating Partnership, L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

      1.3 CERTIFICATES DESCRIBING PARTNERSHIP UNITS. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited

Partner's interest in the Partnership, including the number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable, and
(iii) shall bear a legend to the following effect:

      This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Agreement of Limited Partnership of SKB OPERATING PARTNERSHIP, L.P.

                                   ARTICLE II

                                   DEFINITIONS

      2.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

      "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor statute.

      "Additional Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to Article XII hereof.

      "Adjusted Capital Account" shall mean, at any time, the then balance in the Capital Account of a Partner, after giving effect to the following adjustments:

            (i) add to such Capital Account any amounts that such Partner is obligated to restore or is deemed obligated to restore under any provision of this Agreement or as described in the penultimate sentences of Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5), or any successor provisions; and

            (ii) subtract from such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

      "Adjusted Capital Account Deficit" shall mean, with respect to any Partner, the deficit balance, if any, in that Partner's Adjusted Capital Account.

      "Affiliate" means (i) any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person, (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such other Persons, (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such other person, or (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

      "Agreement" shall mean this Agreement of Limited Partnership, as it may be amended from time to time.

      "Articles of Incorporation" means the Articles of Incorporation of the General Partner.

      "Available Cash" shall have the meaning provided in Section 7.1.

      "Bankruptcy" of a Partner shall mean (a) the filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (b) the making by a Partner of any assignment for the benefit of its creditors or the admission by a Partner in writing of its inability to pay its debts as they mature, or (c) the expiration of sixty (60) days after the filing of any involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), seeking liquidation, reorganization, arrangement or readjustment of its debts under any other Federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period.

      "Board of Directors" means the Board of Directors of the General Partner.

      "Business Day" means any day other than Saturday or Sunday during which national banks located in Portland, Oregon are customarily open for business.

      "Capital Account" shall mean the capital account maintained by the Partnership for each Partner as described in Section 3.4 below.

      "Capital Contribution" shall mean, when used in respect of a Partner, if applicable, the initial capital contribution of such Partner as set forth in
Section 3.1 below, and any other amounts of cash, cash equivalents and/or the Gross Asset Value of other property or assets contributed by such Partner to the capital of the Partnership with respect to the Partner's interest in the Partnership, including the Capital Contribution made by any predecessor holder of the Partnership Interest of such Partner.

      "Capital Transaction Gain or Loss" shall mean any Profits or Losses described in paragraphs (iii), (iv) and (vi) of the definition of Profits and Losses contained in this Article II.

      "Cash Amount" means an amount of cash equal to the value of the REIT Shares Amount, which shall be based upon Net Asset Value on the date of receipt by the General Partner of a Notice of Redemption.

      "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute.

      "Common Share" means a share of common stock, $0.001 par value per share, of the General Partner.

      "Constructively Own" means ownership under the constructive ownership rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

      "Contributing Partner" shall have the meaning provided in Section
3.2(b)(v).

      "Depreciation" shall mean for any fiscal year or portion thereof, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such period for Federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such period, Depreciation shall be an amount that bears the same relationship to such beginning Gross Asset Value as the depreciation, amortization or cost recovery deduction in such period for Federal income tax purposes bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning of such period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

      "Effective Date" shall have the meaning provided in the introductory paragraph of this Agreement.

      "Exchange Date" shall have the meaning provided in Section 3.2(g).

      "General Partner" means SKB REIT, Inc., a Maryland corporation and the General Partner of the Partnership.

      "Gross Asset Value" means, with respect to any Partnership asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

            (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as agreed to by the General Partner and such Contributing Partner;

            (ii) The Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, which shall be determined in a manner consistent with the determination of Net Asset Value, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (d) upon the occurrence of any other event for which an adjustment to Gross Asset Value is permitted under the Regulations; provided, however, that adjustments pursuant to clauses (a),
      (b) and (d) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

            (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution, which shall be determined in a manner consistent with the determination of Net Asset Value;

            (iv) The Gross Asset Value of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations
      Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of Profits and Losses in this Article II below; provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (iv) to the extent the General Partner determines that an adjustment pursuant to paragraph (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv); and

            (v) If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

      "Issuance Date" means with respect to OP Units or the Partnership Interests owned by a Limited Partner (other than the Special Limited Partner), the date upon which such OP Units or Partnership Interests are issued to such Limited Partner (and with respect to Preference Units, shall have the meaning set forth in the applicable Preference Unite Term Sheet).

      "Limited Partner" means any Person (other than the Special Limited Partner) named as a Limited Partner on Exhibit A attached hereto, as Exhibit A may be amended from time to time, and any Person who becomes a Substitute or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

      "Limited Partnership Interest" means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

      "Majority-in-Interest of the Limited Partners" shall mean, as of any given time, Limited Partners (other than the Special Limited Partner) who own more than fifty percent (50%) of the Percentage Interests in the Partnership held such Limited Partners.

      "Net Asset Value" as of a particular date means the net fair market value of the Partnership's equity as of such date, as approved by the Board of Directors, which shall generally equal the net proceeds that would be available for distribution by the Partnership if all properties owned directly or indirectly (through one or more special purpose entities) by the Partnership were sold at their fair market value in an all cash sale as of such date, and all expected transaction costs (including all closing costs customarily borne by a seller in the market where each Property is located and estimated legal fees and expenses) were paid, and all liabilities were repaid, out of such proceeds.

      "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(c).

      "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

      "Notice of Redemption" means a written notice delivered by a Redeeming Partner to the Partnership (with a copy to the General Partner) under Section 3.2(c), pursuant to which the

Redeeming Partner exercises the Redemption Right with respect to all or a portion of its OP Units in accordance with the provisions of Section 3.2(c).

      "OP Units" are units of Partnership Interest more particularly described in Section 3.2.

      "OP Unit Value" shall mean, as of any given time, the number of OP Units into which a Preference Unit is convertible (whether or not the conversion can then be effected), or the value of the Preference Unit expressed in OP Units if the Preference Unit is not convertible into OP Units, as provided for in the applicable Preference Unit Term Sheet.

      "Other Securities" shall have the meaning set forth in Section 3.2(b)(iv).

      "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

      "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(i)(3).

      "Partner Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(i)(2).

      "Partners" shall mean, collectively, the General Partner, the Special Limited Partner and the Limited Partners, or any additional or successor partners of the Partnership admitted to the Partnership in accordance with the terms of this Agreement. References to a Partner shall be to any one of the Partners.

      "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership at any particular time, including the right to any and all benefits to which such Partner may be entitled as provided in this Agreement, and to the extent not inconsistent with this Agreement, under the Act, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement and the Act.

      "Partnership Minimum Gain" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

      "Percentage Interest" shall be determined as of the end of each calendar month in the following manner: the Percentage Interest as of the end of a particular calendar month for each Partner holding Units shall equal (a) the sum of the OP Unit Value of any Preference Units held by that Partner and the number of OP Units held by that Partner, divided by (b) the sum of the OP Unit Value of all Preference Units issued and outstanding at the time and the total number of OP Units issued and outstanding at the time. The Percentage Interests determined as of the end of a particular month shall become effective as of at the beginning of the immediately following month. The respective Percentage Interests of the Partners as of the date of this Agreement are set forth in Schedule A attached to this Agreement.

      "Person" means an individual, corporation, partnership, estate, trust, a portion of a trust set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

      "Preference Units" are units of Partnership Interest more particularly described in Section 3.2(a)(ii).

      "Preference Unit Term Sheet" shall have the meaning provided in Section 3.2(b)(1).

      "Private Placement PTP Exemption" shall mean the exemption from publicly traded partnership status provided in Regulations Section 1.7704-1(h) (which generally applies if (i) all interests in a partnership are issued in a transaction or series of transactions that are not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners, as computed for this purpose by taking into account owners of certain "flow through" entities as provided in such Regulation, at any time during taxable year of the partnership).

      "Private Transfer" shall mean:

            (i) transfers in which the basis of the Partnership Interest in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under Code
      Section 732;

            (ii) transfers at death, including transfers from an estate or testamentary trust;

            (iii) transfers between members of a family;

            (iv) transfers involving the issuance of interests by (or on behalf of) the Partnership in exchange for cash, property, or services;

            (v) transfers involving distributions from a qualified retirement plan or an individual retirement account;

            (vi) the transfer by a Partner and any related persons (within the meaning of Code Section 267(b) or 707(b)(1)) in one or more transactions during any 30 calendar day period of Partnership Interests representing in the aggregate more than 2 percent of the total interests in Partnership capital or profits;

            (vii) transfers by one or more Partners of interests representing in the aggregate 50 percent or more of the total interests in Partnership capital and profits in one transaction or a series of related transactions; and

            (viii) transfers not recognized by the Partnership within the meaning of Regulations Section 1.7704-1(d)(2) (i.e., transfers in cases where the Partnership neither admits the transferee as a partner nor recognizes any rights of the transferee as a partner).

      "Profits" and "Losses" shall mean for each fiscal year or portion thereof, an amount equal to the Partnership's items of taxable income or loss for such year or period, determined by the General Partner in accordance with Code
Section 703(a) with the following adjustments:

            (i) any income which is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to taxable income or loss;

            (ii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures under Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

            (iii) in the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of Gross Asset Value contained in this Article II, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

            (iv) gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period;

            (vi) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's Partnership Interest, is required pursuant to the last sentence of Regulations Section 1.704-1(b)(2)(iv)(m)(2) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

            (vii) any items specially allocated pursuant to Section 6.3 or
      Section 6.4 shall not be considered in determining Profits or Losses.

      "Recapitalization" shall have the meaning provided in Section 3.2(f).

      "Record Date" shall have the meaning provided in Section 8.1.

      "Redeeming Partner" shall have the meaning provided in Section 3.2(c).

      "Redemption Amount" means either the Cash Amount or the REIT Shares Amount as determined pursuant to Section 3.2 hereof.

      "Redemption Right" shall have the meaning provided in Section 3.2(c).

      "Regulations" shall mean the Federal Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "REIT" shall have the meaning provided in Section 5.3.

      "REIT Requirements" shall have the meaning provided in Section 5.3.

      "REIT Shares Amount" means a number of Common Shares equal to the number of OP Units offered for redemption by a Redeeming Partner, as adjusted pursuant to Sections 3.2(f) and (g).

      "Rights" shall have the meaning provided in Section 3.2(g).

      "SKB Controlled Entity" shall mean any partnership, limited liability company, corporation, trust or other entity which is, directly or indirectly, controlled by (a) the General Partner, and/or (b) SKB Advisors.

      "Special Limited Partner" shall mean SKB Advisors, and any Person who becomes a substitute or additional Special Limited Partner as provided herein.

      "Specified Redemption Date" means with respect to a Redeeming Partner, the date that is ten Business Days after receipt by the General Partner of the Notice of Redemption from such Partner.

      "Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 11.2 hereof.

      "Tenant" means any tenant from which the General Partner derives rent either directly or indirectly through partnerships, including the Partnership.

      "TMP" shall have the meaning provided in Section 10.4.

      "Transfer" shall mean any sale, transfer, gift, exchange, assignment, devise or other disposition, any pledge or collateral assignment, and any other event that causes any Person to acquire beneficial ownership, or any agreement to take any such actions or cause any such events, with respect to Units or Partnership Interests, or the right to vote or receive distributions with respect to Units or Partnership Interests, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Units or Partnership Interests or any interest therein or any exercise of any such conversion or exchange right, and (c) Transfers of interests in other entities that result in changes in beneficial ownership of Units or Partnership Interests; in each case, whether voluntary or involuntary, whether owned of record or beneficially owned, and whether by operation of law or otherwise; provided, however, neither the conversion of a Preference Unit into one or more OP Units nor the redemption of an OP Unit in accordance with Section 3.2 constitutes a Transfer. The terms "Transferor," "Transferee," "Transferred" and "Transferring" have correlative meanings.

      "Units" has the meaning set forth in Section 3.2(a).

                                  ARTICLE III

                                 CAPITALIZATION

      3.1   CAPITAL CONTRIBUTIONS.

            (a) As of the effective date hereof, the Partners have made or will make contributions of cash and/or property to the Partnership in exchange for Units, and the amount of such cash contributions and the Gross Asset Value of such in-kind Capital Contributions and the number of Units issued in exchange therefor are reflected in the Capital Account balance of each such Partner as set forth opposite such Partner's name on the attached Schedule A, as amended from time to time.

            (b) To the extent the Partnership acquires any property by the merger of any other Person into the Partnership or the contribution of assets by any other Person to the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into or contributing assets to the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement or contribution agreement and as set forth in Schedule A, as it shall be amended to reflect such deemed Capital Contributions.

      3.2   ISSUANCE AND REDEMPTION OF PARTNERSHIP INTERESTS.

            (a) The interest of a Partner in the Partnership that has been received in exchange for Capital Contributions is referred to as being evidenced by one or more "Units." Units may be either "OP Units" or "Preference Units." The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner and the Special Limited Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of the Special Limited Partner or any Limited Partners.

                  (i) An "OP Unit" is a unit of Partnership Interest that has been received in exchange for Capital Contributions and that, as more particularly provided for below in Section 3.2(c), may be redeemed for the Redemption Amount. The General Partner may create separate classes or series of OP Units having privileges, variations, and designations as may be determined by the General Partner in its sole and absolute discretion.

                  (ii) A "Preference Unit" is a unit of Partnership Interest having such rights, preferences and other privileges, variations and designations as may be determined by the General Partner in its sole and absolute discretion (but not in violation of the provisions of Section 3.2(b) or the terms of any other Preference Unit(s) Term Sheet(s)). There may be more than one series or class of Preference Units having differing terms and conditions, but all Preference Units within a given series or class shall have the same rights, preferences and other privileges, variations and designations. With respect to each series or class of Preference Units, the General Partner may also, in its discretion, determine and fix, among other terms and conditions, any of the following: (a) the allocations of items of Partnership income, gain, profits or losses, deduction and credit to each such class or series of Partnership Interests, (b) the right to share in distributions and the distribution rate therefor, if any, (c) the price at and the terms and conditions on which such Preference Units may be redeemed, (d) the amount payable and rights in respect of such Preference Units in the event of involuntary or voluntary liquidation, (e) the terms and conditions on which such Preference Units may be converted and the securities into which such Preference Units may be converted (and/or the valuation of such Preference Units as measured in OP Units), if such Preference Units are issued with the privilege of conversion, and (f) the number of such reference Units to be issued as a part of such series. Once determined and fixed as herein provided, however, the terms and conditions of a particular series or class of Preference Units may not be changed without the written consent of the holders of at least 67% of the Preference Units within the class or series (or such greater percentage as may be provided for in any the applicable Preference Unit Term Sheet).

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

            (b) From time to time hereafter, subject to and in accordance with the provisions of this Section 3.2(b), the General Partner shall cause the Partnership to issue additional Units as follows:

                  (i) OP Units to the General Partner upon the issuance by the General Partner of additional Common Shares (other than in exchange for OP Units) and the contribution of the net proceeds thereof as a Capital Contribution to the Partnership as provided for in Section 3.3(b) below, it being understood, however, that the General Partner may issue Common Shares in connection with share option plans, dividend reinvestment plans, restricted share plans or other benefit or compensation plans without receiving any proceeds and that the issuance of such Common Shares shall nonetheless entitle the General Partner to receive additional OP Units pursuant to this clause (i);

                  (ii) OP Units to Partners (including the General Partner) that hold Preference Units that are convertible into OP Units, upon the exercise of such conversion in accordance with the terms and conditions of the Preference Unit Term Sheet applicable thereto;

                  (iii) OP Units to Partners holding OP Units (including the General Partner) if and to the extent of each such Partner's participation in any reinvestment program contemplated by Section 3.3(c) below;

                  (iv) Preference Units to the General Partner upon the issuance by the General Partner of securities other than Common Shares whether debt or equity securities ("Other Securities") and the contribution of the net proceeds thereof as a Capital Contribution to the Partnership as provided for in
Section 3.3(b) below; and

                  (v) in all other cases, OP Units and/or Preference Units, as determined by the General Partner, in its discretion, to existing or newly-admitted Partners (including the

General Partner), in exchange for the contribution by a Partner (the "Contributing Partner") of Capital Contributions to the Partnership.

Issuance of OP Units and Preference Units as aforesaid shall be in accordance with the following:

                  (1) the number of OP Units issued to the General Partner under clause (i) of this Section 3.2(b) shall be equal to the number of Common Shares issued;

                  (2)   the number of OP Units issued to a Partner under clause
(ii) of this Section 3.2(b) shall be as provided for in the Preference Unit Term Sheet pursuant to which the Preference Units being converted exist;

                  (3) the number of OP Units issued to a Limited Partner under clause (iii) of this Section 3.2(b) shall be as provided for in the applicable reinvestment program;

                  (4)   Preference Units issued pursuant to clause (iv) of this
Section 3.2(b) shall have economic terms substantially identical to those of the applicable Other Securities; and

                  (5) the number of OP Units issued to a Contributing Partner under clause (v) of this Section 3.2(b) shall be equal to the quotient (rounded to the nearest whole number) arrived at by dividing (x) the initial Gross Asset Value of the property contributed as additional Capital Contributions (net of any debt to which such property is subject or assumed by the Partnership in connection with such contribution) by (y) the Net Asset Value attributable to each OP Unit. Preference Units issued pursuant to clause (v) of this Section 3.2(b) shall have the terms and conditions specified in an agreement (a "Preference Unit Term Sheet") executed by and between the Partnership (at the direction or in the discretion of the General Partner) and the Contributing Partner. The number of Preference Units issued to a Contributing Partner under clause (v) of this Section 3.2(b) shall be equal to the quotient (rounded to the nearest whole number) arrived at by dividing (x) the net fair market value of any property or assets contributed as additional capital contributions by (y) price per Preference Unit provided for in the Preference Unit Term Sheet.

Units may also be issued to some or all of the Partners holding Preference Units if and to the extent of such Partner's participation in any reinvestment program contemplated by Section 3.3(c). Upon the issuance of additional OP Units and/or Preference Units in accordance with the provisions of this Section 3.2(b), each recipient of such Units shall either execute this Agreement or a joinder to this Agreement (which joinder, as to Preference Units, may be a part of any applicable Preference Unit Term Sheet) and, as applicable, the Percentage Interest of all of the Partners shall thereupon be appropriately adjusted by the General Partner.

            (c) Subject to the provisions of Sections 3.2(d) and (f), on or after the later of (i) the date which is one year after the Issuance Date or
(ii) upon the completion of an initial public offering of the Common Shares pursuant to a registration statement filed with the Securities and Exchange Commission, each Limited Partner (including the Special Limited Partner) shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the OP Units held by such Limited Partner at a redemption price equal to and in the form of the Redemption Amount. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the OP Units subject to the Notice of Redemption pursuant to Section 3.2(e). Notwithstanding the foregoing provisions of this Section 3.2(c), the General Partner agrees to use its best efforts to cause the closing of the acquisition of redeemed Partnership Interests hereunder to occur as quickly as reasonably possible. The Redeeming Partner shall have no right, with respect to any OP Units so redeemed, to receive any distribution paid with respect to such OP Units if the Record Date for such distribution is on or after the Specified Redemption Date. If, and beginning with the first day of the first taxable year in which, the Partnership no longer qualifies for the Private Placement PTP Exemption, the Redemption Right shall comply with the requirements of Regulations Section 1.7704-1(f) and shall be construed and administered in accordance therewith.

            (d) In addition to other restrictions set forth on the Redemption Rights in any other provision of this Agreement, the following restrictions apply to Redemption Rights:

                  (i) Notwithstanding any other provision of this Article III, but subject to the last sentence of clause (iii) below, a Limited Partner shall be entitled to exercise the Redemption Right only if (x) the redemption or purchase of the Limited Partner's OP Units would constitute a Private Transfer or (y) the Percentage Interest attributable to the OP Units to be purchased or redeemed, when aggregated with other Transfers of Partnership Interests within the same taxable year of the Partnership (but not including Private Transfers), would constitute a Percentage Interest of ten percent (10%) or less.

                  (ii) The General Partner may establish such policies and procedures as it may deem necessary or desirable in its discretion to administer the 10% Percentage Interest limit set forth in subparagraph (i) above, including without limitation imposing further limitations on the OP Units with respect to which the Redemption Right may be exercised during any period of time shorter than a calendar year and establishing procedures to allocate the ability to exercise the Redemption Right among the Limited Partners.

                  (iii) The restrictions set forth in clauses (i) and (ii) above shall continue in effect until such time as the Partnership is no longer potentially subject to classification as a publicly traded partnership, as defined in Code Section 7704, in the absence of such restrictions, as determined by the General Partner in its discretion. The restrictions set forth in clauses
(i) and (ii) above, together with the restrictions on the Transfer of Partnership Interests set forth in Section 11.2, are intended to limit transfers of interests in the Partnership in such a manner as to permit the Partnership to qualify for the safe harbors from treatment as a publicly traded partnership set forth in Regulations Sections 1.7704-1(d), (e), (f) and (j) and shall be construed and administered in accordance therewith. The General Partner may modify the restrictions set forth in clauses (i) and (ii) above, and the provisions of Section 11.2, from time to time in its discretion to ensure that the Partnership complies and continues to comply with the Code and Regulations requirements described above. Notwithstanding anything herein to the contrary, the provisions of subparagraphs (i)-(iii) shall only apply if, and beginning with the first day of the first taxable year in which, the Partnership no longer qualifies for the Private Placement PTP Exemption.

                  (iv) A Limited Partner shall not be entitled to exercise either a Redemption Right or any right to convert a Preference Unit into an OP Unit if such exercise would (a) result in the total Common Shares and any other ownership or beneficial interests in the General Partner being owned by fewer than one hundred persons within the meaning of Code Section 856(a)(5); (b) result in such Limited Partner or any other person owning, directly or constructively under Code Section 856(d)(5), in excess of 9.8% of the total Common Shares (and any other ownership or beneficial interests) in the General Partner; (c) cause more than 50% of the value of the General Partner's Common Shares (and any other ownership or beneficial interests) to be held by five or fewer individuals and certain organizations under Code Section 856(h) and 542(a)(2); (d) cause the General Partner to own, directly or constructively, 10% or more of the ownership interests of any person that is a tenant with respect to any real property owned or constructively owned by the General Partner (so as to prevent the application of Code Section 856(d)(2)); or (e) cause the acquisition of Common Shares (and any other ownership or beneficial interests) in the General Partner by such Limited Partner to be "integrated" with any other distribution of interests in the General Partner for purposes of complying with the registration provisions of the Securities Act of 1933. The General Partner may modify the restrictions set forth in this Section 3.2(d)(iv) from time to time in its discretion to ensure that the Partnership complies and continues to comply with Code Section 856. The General Partner may, in its sole discretion, waive the restrictions on redemption set forth in this Section 3.2(d)(iv); provided, however, that in the event a restriction is waived, the redeeming partner shall be paid the Cash Amount.

                  (v) A Limited Partner shall not be entitled to exercise a Redemption Right if it prejudices or affects the continuity of the Partnership for purposes of Code Section 708. Prior to any such redemption described in the preceding sentence, the General Partner may require an opinion of counsel satisfactory to the General Partner to the effect that such redemption will not cause adverse tax consequences to the nonredeeming Partners, and such Limited Partner exercising the Redemption Right shall be responsible for paying said counsel's fee for his opinion.

                  (vi) A Limited Partner (i) shall not be entitled to exercise a Redemption Right to the extent the ownership or right to acquire Common Shares pursuant to such exchange by such Partner on the Specified Redemption Date would cause such Partner or any other Person, or, in the opinion of counsel selected by the General Partner, may cause such Partner or any other Person, to violate the restrictions on ownership and transfer of Common Shares set forth in Article VII of the General Partner's charter and (ii) shall have no rights under this Agreement to acquire Common Shares which would otherwise be prohibited under the General Partner's charter. To the extent any attempted exercise of a Redemption Right would be in violation of this Section 3.2(d), it shall be null and void ab initio and such Limited Partner shall not acquire any right or economic interest in the cash otherwise payable upon such redemption or the Common Shares otherwise issuable upon such exchange.

Provided, however, that the General Partner may exempt a Limited Partner from the foregoing restrictions to the same extent, and under the same circumstances, that the General Partner may waive similar restrictions pursuant to its Articles of Incorporation.

            (e) Notwithstanding the provisions of Section 3.2(c), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the OP Units described in the Notice of Redemption to the General Partner, and the General Partner (or any designee thereof) may, in its sole and absolute discretion, elect to purchase directly and acquire such OP Units by paying to the Redeeming Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner or any designee thereof (each in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner or any designee thereof shall acquire the Partnership Interest offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such OP Units. If the General Partner or any designee thereof shall elect to exercise its right to purchase OP Units under this Section 3.2(e) with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five Business Days after the receipt by the General Partner of such Notice of Redemption. Unless the General Partner or any designee thereof (each in its sole and absolute discretion) shall exercise its right to purchase OP Units from the Redeeming Partner pursuant to this Section 3.2(e), neither the General Partner nor any designee thereof shall have any obligation to the Redeeming Partner or the Partnership with respect to such Redeeming Partner's exercise of such Redemption Right. In the event that the General Partner or any designee thereof shall exercise its right to purchase OP Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 3.2(e), the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner or any designee thereof, as the case may be, shall treat the transaction between the General Partner or any designee thereof, as the case may be, and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's OP Units to the General Partner or any designee thereof. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Common Shares upon exercise of the Redemption Right. Any OP Units acquired by the General Partner pursuant to such Redemption Right shall, upon and after such acquisition, be treated as a general partner interest.

            (f) The General Partner shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exchange of OP Units for Common Shares, such number of Common Shares as shall from time to time be sufficient to effect the redemption of all outstanding OP Units not owned by the General Partner, and any Preference Units not owned by the General Partner that are convertible into OP Units (whether or not the conversion can then be effected). No Limited Partner shall, by virtue of being the holder of one ore more OP Units and/or Preference Units be deemed to be a shareholder of or have any other interest in the General Partner. In the event of any change in the outstanding Common Shares of the General Partner or its successor by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change other than the issuance of Rights, as further described in Section 3.2(g) (a "Recapitalization"), the number of OP Units held by each Partner shall be adjusted upward or downward to equal such number of Common Shares of the General Partner (or as applicable, the

Common Shares or equivalent class of securities of the successor thereto) as would have been held by the Partner immediately following the Recapitalization if such Partner had held a number of Common Shares equal to such number of OP Units immediately prior to such Recapitalization. In the event the General Partner or any designee thereof acquires OP Units pursuant to such Section 3.2(e), the General Partner shall record the transfer on the books of the Partnership so that the General Partner or any designee thereof, as applicable, is thereupon the owner and holder of such OP Units. As is more particularly described in Section 3.2(d)(iv), notwithstanding any other provisions of this
Section 3.2, a Limited Partner shall not have the right to exercise a Redemption Right if, upon payment of the REIT Shares Amount to such Limited Partner, (i) the General Partner would, as a result thereof, no longer qualify (or it would be reasonably possible in the judgment of the General Partner that the General Partner no longer would qualify) as a real estate investment trust under the Code; or (ii) the payment of such REIT Shares Amount to the Limited Partner would constitute or be reasonably possible in the judgment of the General Partner to constitute a violation of applicable federal or state securities laws or would violate any applicable provisions of the organizational documents of the General Partner (including without limitation any restrictions on ownership of securities of the General Partner set forth in the Articles of Incorporation or Bylaws of the General Partner). In either such event, to the extent the consequences described in (i) or (ii) could be eliminated by reasonable action of the General Partner without any material detriment to the General Partner or the Company and at the expense of such Limited Partner(s) requesting such exchange, the General Partner or the General Partner shall take all such reasonable action to effect the exchange of OP Units for Common Shares by such Limited Partner(s) as herein provided.

            (g) In the event that a Redeeming Partner exercises the Redemption Right, and the General Partner or any designee thereof elects to make the payment of the REIT Shares Amount to the Redeeming Partner referenced in accordance with the first sentence of Section 3.2(e), and in the event that the General Partner issues to all of its holders of Common Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling such shareholders to subscribe for or purchase Common Shares or any other securities or property (collectively, "Rights"), with the record date for such Rights issuance falling within the period starting on the date that the General Partner receives the Redemption Notice from the Redeeming Partner and ending on the day immediately preceding the date upon which the General Partner or its designee delivers the Common Shares to the Redeeming Partner in exchange for such Redeeming Partner's OP Units (the date upon which such exchange occurs being referred to herein as the "Exchange Date"), which Rights will not be distributed before the Exchange Date, then the amount payable by the General Partner or its designee to the Redeeming Partner in exchange for its OP Units under this Section 3.2 shall also include such Rights that the Redeeming Partner would have received if it had been the owner of the Common Shares to be delivered by the General Partner to the Redeeming Partner prior to the record date for the issuance of the Rights (as the same may be expressed for any purpose hereunder in a number of OP Units or Common Shares as determined by the General Partner).

      3.3   ADDITIONAL FUNDS.

            (a) No Partner shall be assessed or, except as otherwise provided in this Agreement, be required to contribute additional funds or other property to the Partnership. Any additional funds or other property required by the Partnership, as determined by the General

Partner in its sole discretion, may, at the option of the General Partner and without an obligation to do so (except as provided for in Section 3.3(b) below), be contributed by the General Partner or any other Partner (provided such other Partner is willing to do so and the General Partner consents thereto, each in its sole and absolute discretion) as additional Capital Contributions. If and as the General Partner or any other Partner makes additional Capital Contributions to the Partnership, each such Partner shall receive additional Partnership Interests as provided for in Section 3.2(b) above. The General Partner shall also have the right (but not the obligation) to raise any additional funds required for the Partnership in accordance with the provisions of Section 8.7(e) below and/or by causing the Partnership to borrow the necessary funds from third parties on such terms and conditions as the General Partner shall deem appropriate in its sole discretion. If the General Partner elects to cause the Partnership to borrow the additional funds, or if the Partnership issues a guaranty, indemnity or similar undertaking in connection with the indebtedness of the General Partner as aforesaid, in any such case one or more of the Partnership's assets may be encumbered to secure the loan or undertaking. Except as provided for in Section 3.3(c) below, no Limited Partner shall have the right to make additional Capital Contributions to the Partnership without the prior written consent of the General Partner.

            (b) Except for (i) the capitalization of any wholly-owned entity of the General Partner which is the general partner of a partnership having the Partnership as a limited partner, (ii) the net proceeds generated by the issuance of Other Securities that evidence debt (and are not equity securities) that are loaned by the General Partner to the Partnership, and (iii) where the General Partner determines that the net proceeds generated by the issuance of Common Shares or Other Securities (whether for debt or equity) are to be retained by the General Partner for a valid business reason consistent with the purposes of the Partnership and such retention does not materially adversely affect the Limited Partners, the net proceeds of any and all funds raised by or through the General Partner through the issuance of Common Shares or Other Securities shall be contributed to the Partnership as additional Capital Contributions, and in such event the General Partner shall be issued additional Units pursuant to Section 3.2(b) above.

            (c) If the General Partner creates and administers a reinvestment program in substantial conformance with a dividend reinvestment program which may be available from time to time to holders of the Common Shares, each Limited Partner shall have the right to reinvest any or all cash distributions payable to it from time to time pursuant to this Agreement (subject to the restrictions described in Article XI), by having some or all (as the Limited Partner elects) of such distributions contributed to the Partnership as additional Capital Contributions, and in such event the Partnership shall issue to each such Limited Partner additional OP Units pursuant to Section 3.2(b)(iii) above, or the General Partner, in its sole discretion, may elect to cause distributions with respect to which a Limited Partner has elected reinvestment to be contributed to the General Partner in exchange for the issuance of Common Shares. At the option of the General Partner, such a program may also be made available with respect to Preference Units.

      3.4 CAPITAL ACCOUNTS. A separate capital account ("Capital Account") shall be maintained for each Partner.

            (a) To each Partner's Capital Account there shall be added the amount of cash and the Gross Asset Value of any property contributed by such Partner to the Partnership pursuant to any provision of this Agreement, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 6.3, Section 6.4 or Section 13.2(c) hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership property distributed to such Partner.

            (b) From each Partner's Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.3, Section 6.4 or
Section 13.2(c) hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

            (c) In the event all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement (including a transfer of OP Units in exchange for Common Shares, pursuant to Section 3.2(e)), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

            (d) In determining the amount of any liability for purposes of Sections 3.4(a) and 3.4(b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

            (e) This Section 3.4 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, or the Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Partner pursuant to Section 13.2 upon the liquidation of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

      3.5   INTEREST ON AND RETURN OF CAPITAL.

            (a) No Partner shall be entitled to any interest on its Capital Account or on its Capital Contributions to the Partnership.

            (b) Except as expressly provided for in this Agreement, no Partner shall have the right to demand or to receive the return of all or any part of its Capital Contributions to the Partnership and there shall be no priority of one Partner over another Partner as to the return of capital contributions or withdrawals or distributions of profits and losses. No Partner shall have the right to demand or receive property other than cash in return for the contributions of such Partner to the Partnership.

      3.6 NEGATIVE CAPITAL ACCOUNTS. Subject to the provisions of any guarantee or other written agreement between a Partner and the Partnership, no Partner shall otherwise be required to pay to the Partnership any deficit or negative balance which may exist in its Capital Account.

      3.7 LIMIT ON CONTRIBUTIONS AND OBLIGATIONS OF PARTNERS. Except as provided in Sections 3.1, 3.2 and 3.3 (or the provisions of any guarantee or other written agreement between a Partner and the Partnership), no Partner shall be required to make any additional advances or contributions to or on behalf of the Partnership or guarantee any obligations of the Partnership.

      3.8 REDEMPTION AND REPURCHASE OF UNITS. Notwithstanding any other provision of this Agreement which may be contrary to this Section 3.8, in the event of the proposed repurchase or redemption for cash by the General Partner of (i) Common Shares or (ii) Other Securities with respect to which the Partnership had previously issued Preference Units pursuant to Section 3.2(b)(iv) of this Agreement, then, in such event, the Partnership shall provide cash to the General Partner concurrently with such repurchase or redemption or for such purpose equal to the proposed repurchase or redemption price, and one OP Unit owned by the General Partner (or, in the case of redemption or repurchase by the General Partner of Other Securities contemplated by clause
(ii) above, one Preference Unit owned by the General Partner which had been issued with respect to such Other Securities) shall be canceled with respect to each Common Share (or share of Other Securities) so repurchased or redeemed.

      3.9 REDEMPTION AND REPURCHASE OF INTERESTS OWNED BY SKB CONTROLLED ENTITIES. Notwithstanding any other provision of this Agreement which may be contrary to this Section 3.9, if at any time the General Partner is not sponsored by an SKB Controlled Entity, each SKB Controlled Entity may redeem all or a portion of the Partnership Interests it owns at any time, or from time to time. The redemption price of the portion of the Partnership Interest being redeemed will be equal to the Cash Amount attributable to such Partnership Interest, as the case may be. The holder may elect, at its option, to receive cash or Common Shares (or a combination of same) in connection with such redemption.

                                   ARTICLE IV

                           OFFICE AND REGISTERED AGENT

      4.1 PRINCIPAL OFFICE. The principal office of the Partnership is located at 1211 SW Fifth Avenue, Suite 2250, Portland, Oregon 97204 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner may deem advisable.

      4.2 REGISTERED OFFICE AND AGENT. The address of the registered office of the Partnership in the State of Delaware is located at 9 East Loockerman St., Suite 1B, City of Dover, County of Kent, Delaware 19901 and the registered agent for service of process on the

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

Partnership in the State of Delaware at such registered office is National Registered Agents, Inc. or such other address or Person as may be designated by the General Partner.

                                    ARTICLE V

                       PURPOSES AND POWERS OF PARTNERSHIP

      5.1 PURPOSES OF THE PARTNERSHIP. The objects and purposes of the Partnership are to engage in any lawful business activities in which a partnership formed under the Act may engage or participate, including without limitation, either as a partner in a partnership or joint venture or otherwise:

            (a) to purchase, own, maintain, mortgage, encumber, construct, develop, equip, manage, lease, finance, operate, dispose of or otherwise deal with real property, interests in real or personal property or mortgages secured by real property.

            (b) acquire own, hold for investment and ultimately dispose of general and limited partner interests, and stock, warrants, options or other equity and debt interests in Persons, and exercise all rights and powers granted to the owner of any such interests

            (c) make any type of investment and engage in any other lawful act or activity for which limited partnerships may be formed under the Act, and by such statement all lawful acts and activities shall be within the purposes of the Partnership

            (d) to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership; and

            (e) to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes;

provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner determines not to qualify as a REIT or ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership.

      5.2 POWERS. The Partnership is empowered to do any and all things not prohibited under the Act to accomplish the purposes and business of the Partnership.

      5.3 REIT REQUIREMENTS. Each Limited Partner understands and acknowledges that the General Partner intends to elect to be treated as a real estate investment trust ("REIT") under Code Sections 856 through 860. Each Limited Partner further understands and acknowledges that in order to maintain its status as a REIT, the General Partner must comply with numerous and complex rules and regulations set forth in the Code and the Regulations, many of which are applied on a quarterly and/or annual basis (the "REIT Requirements"), and that the management and operation of the Partnership will have a material effect on the ability of the General Partner to continue to maintain its status as a REIT. Accordingly, notwithstanding any other provision of this Agreement or any non-mandatory provision of the Act, the Partnership shall not take any action which (or fail to take any action, the omission of which) (i) could adversely affect the

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

ability of the General Partner to qualify or continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981 or other potentially adverse consequences under the Code, or (iii) otherwise could cause the General Partner to violate the REIT Requirements, specifically including, but not limited to, restrictions on Redemption Rights in Section 3.2(d)(iv). In addition, notwithstanding any other provision of this Agreement or any non-mandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the General Partner's business judgment that such action or omission is necessary or advisable in order (x) to protect the ability of the General Partner to continue to qualify as a REIT or (y) to avoid the General Partner incurring any taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is approved by all of the Limited Partners.

In connection with the foregoing, and without limiting the General Partner's right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner's current status as a REIT inures to the benefit of all the Partners and not solely the General Partner.

                                   ARTICLE VI

                                   ALLOCATIONS

      6.1   PROFITS.

            (a) After giving effect to the special allocations set forth in Sections 6.3, 6.4, and 13.2(c), Profits for any fiscal year other than Capital Transactions Gains shall be allocated as follows:

                  (i) first, gross profits shall be allocated to the General Partner, until the cumulative amount of Profits allocated pursuant to this
Section 6.1(a)(i) equal the cumulative Losses allocated to the General Partner pursuant to Section 6.2 hereof; and

                  (ii) thereafter, remaining Profits shall be allocated among the Partners in proportion to their respective Percentage Interests.

            (b) After giving effect to the allocations set forth in Sections 6.3, 6.4 and 13.2(c), Capital Transaction Gains shall be computed separately with respect to each property and shall be allocated among the Partners as follows:

                  (i) first, among the Partners in proportion to, and to the extent of, any deficit balance in each such Partner's Capital Account;

                  (ii) second, to the General Partner in the minimum amount needed so as to cause its Capital Account balance to equal the product of the Percentage Interest attributable to its Partnership Interest and the aggregate Capital Account balances of all the Partners (after giving effect to the allocation in this clause (ii)); and

                  (iii) thereafter, among the Partners in proportion to their respective Percentage Interests.

            (c) In the event that the Partnership issues additional Units to the General Partner or any Limited Partner pursuant to Section 3.2 hereof, the General Partner shall make such revisions to this Section 6.1 as it determines are necessary to reflect the terms of the issuance of such additional Units, including such revisions as are needed to ensure that such allocations (i) will comply with the terms of Regulations Sections 1.704-1 and -2 and Code Section 514(c)(9)(E), (ii) will properly reflect the varying interests of the Partners in the Partnership, and (iii) will cause the Capital Accounts of the Partners held by them to be in the ratios in which the Partners are entitled to receive distributions with respect to their Partnership Interests pursuant to Article VII hereof.

      6.2   LOSSES.

            (a) After giving effect to the special allocations set forth in Sections 6.3, 6.4, and 13.2(c), all Losses (including Capital Transaction Losses, which shall be computed and allocated separately with respect to each property) shall be allocated among the Partners in proportion to their respective Percentage Interests.

            (b) The Losses allocated pursuant to Section 6.2(a) above shall not exceed the maximum amount of Losses that can be so allocated without causing any Limited Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. All Losses in excess of the limitations set forth in this
Section 6.2(b) shall be allocated among the other Partners in proportion to the number of OP Units held by each such other Partner.

            (c) In the event that the Partnership issues additional Units to the General Partner or any Limited Partner pursuant to Section 3.2 hereof, the General Partner shall make such revisions to this Section 6.2 as it determines are necessary to reflect the terms of the issuance of such additional Units, including such revisions as are needed to ensure that such allocations (i) will comply with the terms of Regulations Sections 1.704-1 and -2 and Code Section 514(c)(9)(E), (ii) will properly reflect the varying interests of the Partners in the Partnership, and (iii) will cause the Capital Accounts of the Partners to be in the ratios in which the Partners are entitled to receive distributions with respect to their Partnership Interests pursuant to Article VII hereof.

      6.3 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

            (a) Except as otherwise provided in Regulations Section 1.704-2(f), and notwithstanding any other provision of this Article VI, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This

Section 6.3(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

            (b) Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding any other provision of this Article VI, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(i)(2). This Section 6.3(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

            (c) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6),
items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 6.3(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made, as if this Section 6.3(c) were not in this Agreement.

            (d) In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.3(d) shall be made only if and to the extent that such Partner would have a deficit Capital Account after all other allocations provided for in this Article VI have been made as if
Section 6.3(c) hereof and this Section 6.3(d) were not in the Agreement.

            (e) If and to the extent Partners receive preferred distributions from the Partnership with respect to their Units (other than distributions pursuant to Section 13.2(c) in final liquidation of the Partnership), each such Partner shall be allocated Partnership gross income in an amount equal to the amount of preferred distributions received with respect to such Units, prior to any allocations of Profit and Loss pursuant to Sections 6.1 and 6.2 above. For purposes of this Section 6.3(e), any payment with respect to a Preference Unit that, under the applicable Preference Unit Term Sheet, constitutes a payment in redemption of such Preference (and a return of the Partner's Capital Contribution with respect to such Preference Unit) shall not result in a special allocation of gross income to the Partner receiving such payments under this
Section 6.3(e), except to the extent such payment is specifically attributable to accrued and unpaid preferred distributions with respect to such Preference Unit provided for in such Preference Unit Term Sheet.

            (f) Nonrecourse Deductions for any fiscal year shall be allocated among the Partners in accordance with their respective Percentage Interests.

            (g) Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i)(1).

            (h) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specifically allocated to the Partner to whom such distribution was made.

      6.4 CURATIVE ALLOCATIONS. The allocations set forth in Sections 6.2(c), 6.3(a), 6.3(b), 6.3(c), 6.3(d), 6.3(f), 6.3(g), and 6.3(h) above (the
"Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Code Section 704(b). It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 6.4. Therefore, notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 6.1(a)(ii) and 6.2(a) (subject, however, to Section 6.3(e) above). In exercising its discretion under this Section 6.4, the General Partner shall take into account future Regulatory Allocations under
Section 6.3(a) and 6.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 6.3(f) and 6.3(g).

      6.5   TAX ALLOCATIONS; CODE SECTION 704(c).

            (a) Income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial Gross Asset Value.

            (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of "Gross Asset Value" contained in Article II above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value.

            (c) The portion of any gain recognized by the Partnership on the disposition of property which is classified as ordinary income under Sections 751, 1245 or 1250 of the Code, or which is classified as "unrecaptured section 1250 gain" under Section 1(h)(7) of the Code, shall be allocated among the Partners in the ratio in which the deductions giving rise to such ordinary income or unrecaptured section 1250 gain were allocated; provided, however, that the amount of ordinary income or unrecaptured section 1250 gain so allocated shall not exceed the gain from such sale or disposition that is so allocable to the Partner.

            (d) Any elections or other decisions relating to the allocations provided under this Section 6.5 shall be made by the General Partner using any permissible manner under the Code or the Regulations that the General Partner may elect in its sole discretion. Allocations pursuant to this Section 6.5 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision in this Agreement.

                                  ARTICLE VII

                         CASH AVAILABLE FOR DISTRIBUTION

      7.1 DEFINITION OF AVAILABLE CASH. As used in this Agreement, "Available Cash" shall mean and be defined as all cash receipts of the Partnership from whatever source during the period in question in excess of all items of Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Partnership, including, without limitation, investments by the Partnership, amounts paid by the Partnership as principal on debts and advances during such period, capital expenditures, payments to any dealer manager, advisor or property manager under any dealer manager, advisory and/or property management agreement, other fees and expense reimbursements, funds used for redemptions, and any reserves (as determined by the General Partner) established or increased during such period. In the discretion of the General Partner, but subject to Section 5.3, reserves may include cash held for future acquisitions.

      7.2 TIMING AND PRIORITY OF DISTRIBUTIONS OF AVAILABLE CASH. Available Cash shall be distributed to or for the benefit of the Partners of record as of the applicable Record Date determined by the General Partner in its sole and absolute discretion but no less frequently than annually. All such distributions shall, subject to the rights of any holder of Preference Units, be distributed among the Partners in proportion to their respective Percentage Interests as of the applicable Record Date.

      7.3 CONSENT TO ALLOCATIONS AND DISTRIBUTIONS. Each of the Partners hereby consents to the allocations and distributions provided for in this Agreement.

      7.4 RIGHT TO LIMIT DISTRIBUTIONS. The right of any Partner to receive distributions of any nature pursuant to the terms of this Agreement shall be subject to the terms of any agreement between such Partner and the Partnership limiting, restricting or providing rights of set-off with respect to such distributions.

                                  ARTICLE VIII

                            MANAGEMENT OF PARTNERSHIP

      8.1   GENERAL PARTNER.

            (a) The General Partner shall be the sole manager of the Partnership business, and shall have the right and power to make all decisions and take any and every action with respect to the property, the business and affairs of the Partnership and shall have all the rights, power and authority generally conferred by law, or necessary, advisable or consistent with accomplishing the purposes of the Partnership. All such decisions or actions made or taken by the General Partner hereunder shall be binding upon all of the Partners and the Partnership.

            (b) The powers of the General Partner to manage the Partnership business shall include, without limitation, the power and authority to, directly or indirectly:

                  (i) operate any business normal or customary for the owner of or investor in commercial property of the type held by the Partnership;

                  (ii) perform any and all acts necessary or appropriate to the operation of the Partnership's assets, including, but not limited to, preparing, negotiating, executing and delivering leases and rental agreements with regard to real and personal property owned by the Partnership, preparing applications for rezoning, preparing objections to rezoning of other property and establishing bank accounts in the name of the Partnership;

                  (iii) improve, renovate and/or perform construction activities with regard to the properties owned by the Partnership and to retain such contractors, subcontractors and other persons or entities as may be required in connection with such activities;

                  (iv) procure and maintain such insurance as may be available in such amounts and covering such risks as are deemed appropriate by the General Partner;

                  (v) take and hold all real, personal and mixed property of the Partnership in the name of the Partnership or in the name of a nominee;

                  (vi) negotiate, execute and deliver agreements on behalf of and in the name of the Partnership;

                  (vii) borrow money (whether on a secured or unsecured basis), finance and refinance the assets of the Partnership or any part thereof or interest therein, and in connection therewith, issue notes, bonds, securities and other undertakings and evidences of indebtedness and documents related thereto (including, without limitation, guaranties, indemnities and similar undertakings to support loans obtained or debt securities issued by the General Partner or any SKB Controlled Entity);

                  (viii) coordinate all accounting and clerical functions of the Partnership and employ such accountants, lawyers, property managers, leasing agents and other management or service personnel as may from time to time be required to carry on the business of the Partnership;

                  (ix) acquire any assets, and encumber, sell, assign, transfer, ground lease or otherwise dispose of any or all of the assets of the Partnership, or any part thereof or interest therein including, without limitation, by way of any Unit dividend, split, recapitalization, merger, consolidation, combination, exchange of Units or other similar Partnership organizational change;

                  (x) organize one or more partnerships, corporations, limited liability companies or other business entities which are controlled, directly or indirectly, by the Partnership and make any capital contributions (in cash or in kind) required pursuant to the organizational documents or subscription agreements relating to any such partnerships, corporations, limited liability companies or other business entities;

                  (xi) to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General partner may reasonably determine, and similarly to prosecute, settle, or defend litigation with respect tot he Partners, the Partnership or the Partnership's assets; and

                  (xii) establish the date (the "Record Date") for the purpose of making any proper determination in connection with, but not limited to, the following matters: (a) which Partners are entitled to receive distributions, (b) consent to any matter for which the consent of Partners is permitted or required under any provision hereof, or (c) otherwise when Partners are allocated rights hereunder.

            (c) Except as otherwise provided herein, to the extent the duties of the General Partners require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

      8.2 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights, and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

      8.3 LIMITED PARTNERS. The Limited Partners shall have no right or authority to act for or to bind the Partnership and no Limited Partner (other than the General Partner if the General Partner is also a Limited Partner) shall participate in the conduct or control of the Partnership's affairs or business.

      8.4 LIABILITY OF GENERAL PARTNER. The General Partner shall not be liable or accountable, in damages or otherwise, to the Partnership or to any other Partner for any error of judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing hereafter in connection with the business and affairs of the Partnership except (i) in the case of fraud, willful misconduct (such as an intentional breach of fiduciary duty or an intentional breach of this Agreement) or gross negligence, and (ii) for other breaches of this Agreement, but the liability of the General Partner under this clause (ii) shall be limited to its interest in the Partnership as more particularly provided for in Section 8.8. The General Partner shall not have any personal liability for the return of any Limited Partner's Capital Contributions.

      8.5 INDEMNITY. The Partnership shall indemnify and shall hold the General Partner (and the officers, directors and employees and agents thereof, including, without limitation, any advisor retained by the General Partner and any employees or affiliates thereof) harmless from any liability, loss, cost or damage, including without limitation reasonable legal fees and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Partnership or in connection with its business or affairs to the maximum extent permitted by Delaware law; provided, however, that the Partnership shall not be required to indemnify (i) the General Partner for any liability, loss, cost or damage which it might incur as a result of its fraud, willful misconduct or gross negligence in the performance of its duties hereunder, (ii) any officer or director (other than "Independent Directors", as such term is defined in the Articles of Incorporation) of the General Partner for any liability, loss, cost or damage which it might incur as a result of misconduct or negligence of such person, and (iii) any Independent Directors of the General Partner for any liability, loss, cost or damage which it might incur as a result of willful misconduct or gross negligence of such person. In addition, the General Partner shall be entitled to reimbursement from the Partnership for any amounts paid by it in satisfaction of indemnification obligations owed by the General Partner to present or former officers or directors of the General Partner or its predecessors, as provided for in or pursuant to the Articles of Incorporation and Bylaws of the General Partner. The right of indemnification set forth in this Section 8.5 shall be in addition to any rights to which the person or entity seeking indemnification may otherwise be entitled and shall inure to the benefit of the successors and assigns of any such person or entity. No Partner shall be personally liable with respect to any claim for indemnification pursuant to this Section 8.5, but such claim shall be satisfied solely out of assets of the Partnership.

      8.6 OTHER ACTIVITIES OF PARTNERS AND AGREEMENTS WITH RELATED PARTIES. Except as may otherwise be agreed to in writing, each Limited Partner, and its affiliates and any officer, director or shareholder of the General Partner, shall be free to engage in, to conduct or to participate in any business or activity whatsoever, including, without limitation, the acquisition, development, management and exploitation of real and personal property (other than property of the Partnership), without any accountability, liability or obligation whatsoever to the Partnership or to any other Partner, even if such business or activity competes with or is enhanced by the business of the Partnership. The General Partner, in the exercise of its power and authority under this Agreement, may contract and otherwise deal with or otherwise obligate the Partnership to entities in which the General Partner or any one or more of the officers, directors or shareholders of the General Partner may have an ownership or other financial interest, whether direct or indirect.

      8.7   OTHER MATTERS CONCERNING THE GENERAL PARTNER.

            (a) The General Partner shall be protected in relying, acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been executed or presented by the proper party or parties.

            (b) The General Partner may exercise any of the powers granted or perform any of the duties imposed by this Agreement either directly or through agents. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants selected by it, each of whom may serve as consultants for the Partnership. An opinion by any consultant on a matter which the General Partner believes to be within its professional or expert competence shall be full and complete protection as to any action taken or omitted by the General Partner based on the opinion and actions taken or omitted in accordance therewith. The General Partner shall not be responsible for the misconduct, negligence, acts or omissions of any consultant or contractor of the Partnership or of the General Partner, and shall assume no obligation other than to use due care in the selection of all consultants and contractors.

            (c) No mortgagee, grantee, creditor or any other person dealing with the Partnership shall be required to investigate the authority of the General Partner or secure the approval of or confirmation by any Limited Partner of any act of the General Partner in connection with the conduct of any ordinary or extraordinary Partnership business.

            (d) The General Partner may retain such persons or entities as it shall determine (including the General Partner or any entity in which the General Partner shall have an interest or with which it is affiliated) to provide services to or on behalf of the Partnership. The General Partner shall be entitled to reimbursement from the Partnership for its out-of-pocket expenses (including, without limitation, amounts paid or payable to the General Partner or any entity in which the General Partner shall have an interest or with which it is affiliated) incurred in connection with Partnership business. Such expenses shall be deemed to include without limitation those expenses required in connection with the administration of the Partnership such as the maintenance of Partnership books and records, management of the Partnership property and assets and preparation of information respecting the Partnership needed by the Partners in the preparation of their individual tax returns.

            (e) The General Partner may loan to the Partnership the net proceeds of loans obtained or debt securities issued by the General Partner so long as the terms of such loan to the Partnership are substantially equivalent to the corresponding loan obtained or debt securities issued by the General Partner, provided, however, that the General Partner shall not be obligated to lend the net proceeds of any such loan or debt securities to the Partnership in a manner that would be inconsistent with the General Partner's ability to remain qualified as a REIT.

      8.8 PARTNER EXCULPATION. Except for fraud, willful misconduct and gross negligence, no Partner shall have any personal liability whatsoever, whether to the Partnership or to any other Partner, for the debts or liabilities of the Partnership or its obligations hereunder, and the full recourse of any Partner shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director or shareholder of the General Partner shall be liable to the Partnership for money damages except for
(i) active and deliberate dishonesty established by a final judgment, order or decree of a court of competent jurisdiction or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct and gross negligence, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partners and arising out of, or in connection with, this Agreement. No advisor, trustee, manager, trust manager, member, director, officer, partner, employee, beneficiary, shareholder, participant or agent of any Partner (or of any partner of a Partner) shall be personally liable in any matter or to any extent under or in connection with this Agreement, and the Partnership, each Partner and their respective successors and assigns shall look solely to the interest of the other Partner in the Partnership for the payment of any claim or for any performance hereunder.

      8.9 GENERAL PARTNER EXPENSES AND LIABILITIES. The Partnership will pay or reimburse the General Partner for all ongoing accounting and administrative expenses of the General Partner so that, absent extraordinary circumstances, the General Partner will not bear any expenses beyond those borne by the Partnership. The Partnership shall pay all out-of-pocket costs and expenses (including legal, accounting, tax, consulting and other professional fees and expenses and travel and entertainment expenses) incurred by the Partnership, the General Partner, and the General Partner and its Affiliates in connection with the structuring and organization of the Partnership and the General Partner and the offering and sale of Units and Common Shares and Other Securities.

      8.10 LIMITATION TO PRESERVE REIT STATUS. To the extent that any amount paid or credited to the General Partner or its officers, directors, employees or agents pursuant to Section 8.5 or Section 8.9 would constitute gross income to the General Partner for purposes of Sections 856(c)(2) or 856(c)(3) of the Code (a "General Partner Payment") then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payments for any fiscal year shall not exceed the lesser of:

            (a) an amount equal to the excess, if any, of (a) 4.17% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections
(A) through (H) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or

            (b) an amount equal to the excess, if any, of (a) 25% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections
(A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments);

provided, however, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner's ability to qualify as a REIT. To the extent General Partner Payments may not be made in a year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following year, provided, however, that such amounts shall not carry over for more than five years, and if not paid within such five year period, shall expire; provided further, that (i) as General Partner Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Partnership year, such payments shall be applied to the earliest Partnership year first.

                                   ARTICLE IX

                                     BANKING

      9.1 BANK ACCOUNTS. The funds of the Partnership not otherwise invested shall be kept in accounts designated by the General Partner and all withdrawals therefrom shall be made on such signature or signatures as shall be designated by the General Partner.

      9.2 INVESTMENT OF FUNDS. All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances, and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 9.2.

                                   ARTICLE X

                                   ACCOUNTING

      10.1 FISCAL YEAR. The fiscal year and taxable year of the Partnership (the "fiscal year") shall end on the last day of December of each year, unless another fiscal year end is selected by the General Partner.

      10.2 BOOKS OF ACCOUNT. The Partnership books of account shall be maintained at the principal office designated in Article IV or at such other locations and by such person or persons as may be designated by the General Partner. The Partnership shall pay the expense of maintaining its books of account. Each Partner shall have, during reasonable business hours and upon reasonable prior notice, access to the books of the Partnership and in addition, at its expense, shall have the right to copy such books. The General Partner, at the expense of the Partnership, shall cause to be prepared and distributed to the Partners annual financial data sufficient to reflect the status and operations of the Partnership and its assets and a properly completed Schedule K-1.

      10.3 METHOD OF ACCOUNTING. The Partnership books of account shall be maintained and kept, and its income, gains, losses and deductions shall be accounted for, in accordance with generally accepted accounting principles consistently applied, or such other method of accounting as may be adopted hereafter by the General Partner.

      10.4  TAX MATTERS.

            (a) The General Partner is hereby designated the Tax Matters Partner (hereinafter referred to as the "TMP") of the Partnership and shall have all rights and obligations of the TMP under the Code. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership. The Partnership shall reimburse the TMP for any and all out-of-pocket costs and expenses (including attorneys' and accountants' fees) incurred or sustained by it in its capacity as TMP. The Partnership shall indemnify, defend and hold the TMP harmless from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees) sustained or incurred as a result of any act or decision concerning the Partnership tax matters and within the scope of its responsibility as TMP. If the Partnership is the subject of an income tax audit by any federal, state, local or foreign authority, then to the extent the Partnership is treated as an entity for purposes of the audit, including administrative settlement and judicial review, the TMP shall be authorized to act for, and its decision shall be final and binding upon, the Partnership and each Partner.

            (b) The General Partner shall take such steps as are necessary to ensure that the Partnership is taxed as a partnership under the Code. Subject to the preceding sentence, the General Partner shall have the exclusive right to make any determination whether the Partnership shall make available elections (including any election pursuant to Code Section 754 to adjust the tax basis of Partnership assets) for federal, state, or local tax purposes, and the General Partner shall be absolved from all liability and other consequences from its making or failing to make any such election. All decisions and other matters concerning the computation and allocation or tax items and attributes which are not otherwise specifically provided for by the terms of this Agreement shall be determined by the General Partner, and the General Partner shall be absolved from all liability and other consequences from any such decisions which are made in good faith.

            (c) The General Partner shall take all such actions as are reasonably necessary for the Partnership to comply with any withholding or comparable requirements under federal, state, local and foreign law and shall remit any amounts withheld to, and file required forms with, the applicable taxing jurisdictions. All amounts withheld from distributions shall be treated as having been distributed to the Partner with respect to whom the withholding was made. Any amounts that are required to be withheld by the Partnership with respect to a Partner which are in excess or in advance of distributions to such Partnership shall be paid over by such Partner to the Partnership. Each Partner agrees to furnish the Partnership with such representations and forms as the General Partner shall reasonably request to assist in complying with the Partnership's withholding obligations. A Partner subject to withholding shall pay to or reimburse the Partnership for taxes, related interest and penalties, and all other costs and expenses incurred by the Partnership in connection with such withholding obligation, except for interest, penalties or costs (but not taxes) that are incurred as a result of the gross negligence or willful misconduct of the Partnership or the General Partner

                                   ARTICLE XI

                       TRANSFERS OF PARTNERSHIP INTERESTS

      11.1 GENERAL PARTNER. The General Partner may not Transfer its interest in the Partnership without the consent of a Majority-in-Interest of the Limited Partners unless (i) the Transfer of such interest is to an SKB Controlled Entity or to an entity that is, directly or indirectly, wholly-owned by the General Partner and/or an SKB Controlled Entity, or (ii) the Transfer of such interest is pursuant to or in connection with a Recapitalization and either (a) the Recapitalization has been approved by the consent of a Majority-in-Interest of the Limited Partners, or (b) an appropriate adjustment to the number of OP Units held by each Partner has been made in accordance with Section 3.2(f).

      11.2  LIMITED PARTNER.

            (a) No Limited Partner or substituted Limited Partner may Transfer all or any part of its interest in the Partnership or any of such Limited Partner's economic rights as a Limited Partner, unless each of the following conditions are met:

                  (i) The Limited Partner obtains the prior written consent of the General Partner (which consent may be given or withheld in the sole discretion of the General Partner), except for (x) the exchange of OP Units for Common Shares, pursuant to Section 3.2(c) above or (y) the Transfer of Units by any SKB Controlled Entity to any other SKB Controlled Entity;

                  (ii) Either (x) the Partnership qualifies for the Private Placement PTP Exemption for the entire taxable year of such Transfer and for all prior taxable years, (y) the Transfer is a Private Transfer, or (z) the Partnership is no longer potentially subject to classification as a publicly traded partnership, as defined in Section 7704 of the Code, as determined by the General Partner in its sole discretion;

                  (iii) Such Transfer is not limited or prohibited by, and complies with, any restrictions on transferability contained in the Articles of Incorporation and Bylaws of the General Partner and/or any applicable agreement executed by the transferor;

                  (iv) Such Transfer would not violate the securities laws of any jurisdiction applicable to the Partnership or the Partnership Interest to be assigned or transferred;

                  (v) Such Transfer would not cause the Partnership to lose its status as a partnership for U.S. federal income tax purposes or cause the Partnership to become subject to the Investment Company Act;

                  (vi) Such Transfer would not cause (A) all or any portion of the assets of the Partnership (1) to constitute "plan assets" (under ERISA, the Code or the applicable provisions of any similar law) of any existing or contemplated investor, or (2) to be subject to the provisions of ERISA, the Code or any applicable similar law, or (B) the General Partner to become a fiduciary with respect to any existing or contemplated investor, pursuant to ERISA or the applicable provisions of any similar law, or otherwise;

                  (vii) Such Transfer would not cause a termination of the Partnership under Code Section 708;

                  (viii) The Transferor delivers opinions of counsel regarding the foregoing matters in form and substance reasonably acceptable to the General Partner as a condition to any such Transfer;

                  (ix) The Transfer would not, in the opinion of the General Partner, (y) by treating the interest in the Partnership so transferred as if it had been exchanged for Common Shares in accordance with Section 3.2(c) above, violate the limitations on ownership of Common Shares contained in the Articles of Incorporation and/or Bylaws of the General Partner, or (z) violate any State or Federal securities laws;

                  (x) The Transferee shall have delivered a letter containing the representation set forth in Section 16.12 and an executed power of attorney containing the terms and provisions set forth in Article XIV hereof; and

                  (xi) The Transferee shall have agreed to be bound by the terms of this Agreement and shall have executed a counterpart hereof or joinder hereto.

            (b) A Limited Partner shall notify the General Partner of any Transfer of beneficial interest or other interest which occurs without a transfer of record ownership, as well as any pledge or other collateral transfer.

            (c) No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement. A Limited Partner shall not be permitted to retire or withdraw from the Partnership except as expressly permitted by this Agreement.

            (d) Any Transferee of all or any portion of a Limited Partner's interest in the Partnership in accordance and compliance with the provisions of this Section 11.2 shall be entitled to receive Profits, Losses and distributions hereunder attributable to such interest acquired by reason of such Transfer, from and after the effective date of the Transfer of such interest; provided, however, anything in this Agreement to the contrary notwithstanding, (i) without the prior written consent of the General Partner, no Transferee shall be considered a substituted Limited Partner; (ii) the Partnership and the General Partner shall be entitled to treat the Transferor of such interest as the absolute owner thereof in all respects, and shall incur no liability for the allocation of Profits and Losses or distributions which are made to such Transferor until such time as the written instrument of Transfer has been received by the General Partner and the "effective date" of the Transfer has passed, and (c) the General Partner shall have the right to require any such Transferor to exchange such Partnership Interest for Common Shares or cash, pursuant to Section 3.2(c) above. The "effective date" of any Transfer shall be the last day of the month set forth on the written instrument of Transfer or such other date consented to in writing by the General Partner as the "effective date."

            (e)   Any Transfer in contravention of any of the provisions of this
Section 11.2 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

      11.3 ADMISSION ADJUSTMENTS. The General Partner shall, when necessary, cause this Agreement to be amended from time to time (and shall cause Schedule A to be revised), to reflect the admission or withdrawal of Partners, and the issuance, conversion and redemption of any Preference Units and/or OP Units (including the corresponding adjustment to Percentage Interests).

      11.4 TRANSFERS TO LENDERS. Notwithstanding any other provision of this Agreement to the contrary, no transfer of any Units may be made to a lender to the Partnership or any person who is related (within the meaning of Regulations
Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. As a condition to any such consent being granted the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount or the REIT Shares Amount any Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code Section 752.

                                  ARTICLE XII

                            ADMISSION OF NEW PARTNERS

      The General Partner is authorized to admit to the Partnership as limited partners those persons and entities who are not already Partners and who receive OP Units and/or Preference Units in accordance with the provisions of this Agreement.

                                  ARTICLE XIII

          TERM, TERMINATION, LIQUIDATION AND DISSOLUTION OF PARTNERSHIP

      13.1 TERM AND TERMINATION. The term of the Partnership shall commence on the date hereof and continue until the Partnership is dissolved and its affairs wound up in the manner hereinafter provided upon the earliest to occur of the following events:

            (a) the sale of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);

            (b) subject to Section 13.4 below, the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating as bankrupt either the Partnership or the General Partner, and the expiration without appeal of the period, if any, allowed by applicable law to appeal therefrom;

            (c) The election by the General Partner that the Partnership should be dissolved; or

            (d)   As otherwise provided in the Act.

      13.2 METHOD OF LIQUIDATION. Upon the happening of any of the events specified in Section 13.1 above, the General Partner (or if there be no General Partner, a liquidating trustee selected by a Majority-in-Interest of the Limited Partners) shall immediately commence to wind up the Partnership's affairs and shall liquidate the assets of the Partnership as promptly as possible, unless the General Partner, or the liquidating trustee, shall determine that an immediate sale of Partnership assets would cause undue loss to the Partnership, in which event the liquidation may be deferred for a reasonable time. The Partners shall continue to share distributions, Profits and Losses during the period of liquidation in the same proportions as before dissolution (subject to Section 13.2(c) below). The proceeds from liquidation of the Partnership, including repayment of any debts of Partners to the Partnership, shall be applied in the following order:

            (a) Debts of the Partnership, including repayments of principal and interest on loans and advances made by the General Partner pursuant to Sections 3.3 and/or 8.7 above; then

            (b) To the establishment of any reserves deemed necessary or appropriate by the General Partner, or by the person(s) winding up the affairs of the Partnership in the event there is no remaining General Partner of the Partnership, for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserves established hereunder shall be held for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the General Partner, or such person(s) deems advisable, the balance of such reserves shall be distributed in the manner provided hereinafter in this Section 13.2 as though such reserves had been distributed contemporaneously with the other funds distributed hereunder; and then

            (c) To the Partners in accordance with their respective positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods. In connection therewith, income, gain and loss of the Partnership (and to the extent necessary to achieve the purposes hereof, items of gross income and deduction) with respect to the sale or other disposition of all or substantially all of the Partnership's assets and/or the Partnership's operations in connection therewith (whether or not attributable to the taxable year in which the distribution pursuant to this
Section 13.2(c) is to be made or a preceding taxable year) shall be allocated among the Partners so that each Partner's Capital Account shall equal, after taking into account the prior balance (positive or negative) in such Partner's Capital Account and the effect of such allocation, the amount that such Partner would be entitled to receive if the Partnership were to make a distribution to the Partners pursuant to the provisions of Section 7.2 hereof in an amount equal to the remaining liquidation proceeds to be distributed under this Section 13.2(c).

      13.3 DATE OF TERMINATION. The Partnership shall be terminated when all notes received in connection with any liquidating sales or other dispositions have been paid or distributed and all of the cash or property available for application and distribution under Section 13.2 above (including reserves) shall have been applied and distributed in accordance therewith. The General Partner or liquidating trustee shall amend or cancel the Certificate on termination of the Partnership.

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

      13.4  RECONSTITUTION UPON BANKRUPTCY.

            (a)   Notwithstanding any dissolution of the Partnership under
Section 13.1(b) above, if the Partnership is reconstituted as set forth in this
Section 13.4, then the business of the Partnership shall be continued with the Partnership's property and the Partnership's assets shall not be liquidated.

            (b) If the Partnership is dissolved by reason of the bankruptcy, withdrawal or removal of the General Partner, a successor general partner may, in the discretion of the General Partner hereunder with the written consent of a Majority-in-Interest of the Limited Partners, be admitted within 90 days after the dissolution, effective as of the date of dissolution. Upon the admission of such successor general partner, without any further consent or approval of any other Partner, the Partnership shall be reconstituted as a successor limited partnership.

            (c) If the Partnership is dissolved by reason of the bankruptcy of the Partnership in a proceeding for the reorganization (and not the liquidation) of the Partnership, then, with the consent of the General Partner and a Majority-in-Interest of the Limited Partners, the Partnership may be reconstituted within 90 days after dissolution, effective as of the date of dissolution, whereupon the Partnership shall be reconstituted as a successor limited partnership.

            (d) The successor limited partnership reconstituted in accordance with the foregoing provisions of this Section 13.4 shall continue the business of the Partnership with the Partnership's property. The Percentage Interests of the Partners in the successor limited partnership shall be in proportion to their respective Percentage Interests in the dissolved Partnership. Such successor limited partnership shall be governed by the terms and provisions of this Agreement and references in this Agreement to the Partnership or to the Partners or their rights and obligations shall be understood to comprehend such successor limited partnership and the Partners thereof and their rights and obligations.

      13.5 DEATH, LEGAL INCOMPETENCY, ETC. OF A LIMITED PARTNER. The death, legal incompetency, insolvency, dissolution or bankruptcy of a Limited Partner shall not dissolve or terminate the Partnership. Upon the death or incapacity of an individual Limited Partner, such individual Limited Partner's interest in the Partnership shall be transferred either by will, the laws of intestacy or otherwise to the legal representative or successor of such individual Limited Partner.

                                  ARTICLE XIV

                               POWER OF ATTORNEY

      14.1 POWER OF ATTORNEY. Each Limited Partner hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and its authorized officers and attorneys-in-fact, and each such Person acting singly, in each case with full power of substitution, its true and lawful attorney-in-fact, for it and in its name, place and stead and for its use and benefit, to sign, swear to, acknowledge, deliver, file and record any certificate, instruments and documents as may be deemed necessary or advisable by the General Partner or the Liquidator to carry out fully the provisions of this Agreement and the Act in accordance with its terms including, without limitation:

            (a) this Agreement, and subject to Article XV below, amendments to this Agreement;

            (b) any certificates, instruments and documents (including assumed and fictitious name certificates) as may be required by, or may be appropriate under, the laws of the State of Delaware or any other State or jurisdiction in which the Partnership is doing or intends to do business, in order to discharge the purposes of the Partnership or otherwise in connection with the use of the name or names used by the Partnership;

            (c) any other instrument which may be required to be filed or recorded by the Partnership on behalf of the Partners under the laws of any State or by any governmental agency in order for the Partnership to conduct its business;

            (d) any documents which may be required to effect the continuation of the Partnership, the admission of a Substitute or Additional Partner, the dissolution and termination of the Partnership or the amendment and restatement of Schedule A, pursuant to the terms of this Agreement; and

            (e) any documents which may be required or desirable to have the General Partner appointed, and act as, the TMP.

      14.2 INTEREST. The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable and shall survive the death, dissolution or incapacity of any individual Limited Partner, and shall survive the delivery of any assignment by a Limited Partner of the whole or any portion of his interest in the Partnership.

      14.3 WAIVER. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney.

      14.4 FURTHER ASSURANCES. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

                                   ARTICLE XV

                             AMENDMENT OF AGREEMENT

      15.1 POWER. The General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement except as set forth in Section
15.2 hereof. The General Partner shall provide notice to the Limited Partners when any action under this Section 15.1 is taken in the next regular communication to the Limited Partners. The Limited Partners shall not have the power to amend this Agreement.

      15.2 REQUIRED CONSENT. Notwithstanding Section 15.1 hereof, this Agreement may only be amended with the written consent of:

            (a) any Limited Partner adversely affected if such amendment would enlarge the obligation of any Partner to make contributions to the capital of the Partnership;

            (b) those Limited Partners holding not less than 50% of the aggregate of Percentage Interests held by all Limited Partners if such amendment would modify the allocation of Profits or Losses or distributions among the Partners as provided for in Articles VI and VII above, respectively; or amend Articles I, XI or Section or 7.2; provided, however, that in no event shall the terms and conditions of a particular series of OP Units be changed without the written consent of the holders of at least 50% of the Units within the class or series;

            (c)   all Partners if such amendment would amend this Article XV.

      15.3  REIT STATUS. Notwithstanding anything to the contrary in this
Article XV, the General Partner shall have the power, without consent of the Limited Partners, to amend this Agreement as may be required to reflect such changes as are reasonably necessary for the General Partner to maintain its status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS.

                                  ARTICLE XVI

                                 MISCELLANEOUS

      16.1 NOTICES. Any notice, election or other communication provided for or required by this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission (with written confirmation of receipt), the first business day after sent by overnight courier (such as Federal Express), or on the second business day after deposit in the United States Mail, certified or registered, return receipt requested, postage prepaid, properly addressed to the Partner to whom such notice is intended to be given at the address for the Partner set forth on Schedule A of this Agreement, or at such other address as such person may have previously furnished in writing to the Partnership and each Partner with copies to the General Partner at 1211 SW Fifth Avenue, Suite 2250, Portland, Oregon 97204.

      16.2 SUCCESSORS AND ASSIGNS. Any person acquiring or claiming an interest in the Partnership, in any manner whatsoever, shall be subject to and bound by all of the terms, conditions and obligations of this Agreement to which his predecessor-in-interest was subject or bound, without regard to whether such a person has executed a counterpart hereof or any other document contemplated hereby. No person, including the legal representative, heir or legatee of a deceased Partner, shall have any rights or obligations greater than those set forth in this Agreement, and no person shall acquire an interest in the Partnership or become a Partner thereof except as expressly permitted by and pursuant to the terms of this Agreement. Subject to the foregoing, and the provisions of Article XI above, this Agreement shall be binding upon and inure to the benefit of the Partnership, the Partners and their respective successors, assigns, heirs, legal representatives, executors and administrators.

      16.3 COUNTERPARTS. For the convenience of the Partners, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, and all of which taken together shall constitute one agreement.

      16.4 CONSTRUCTION. The titles of the Articles, Sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any terms or provisions herein.

      16.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Except to the extent the Act is inconsistent with the provisions of this Agreement, the provisions of such Act shall apply to the Partnership.

      16.6 OTHER INSTRUMENTS. The parties hereto covenant and agree that they will perform all further acts and execute such other and further instruments and documents as, in opinion of the General Partner, are or may become necessary or desirable to effectuate and carry out the provisions of this Agreement or the Act.

      16.7 GENERAL PARTNER WITH INTEREST AS LIMITED PARTNER. If the General Partner ever has an interest as a Limited Partner in the Partnership, the General Partner shall, with respect to such interest, enjoy all of the rights and be subject to all of the obligations and duties of a Limited Partner.

      16.8 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein

      16.9 GENDER AND PLURALS. Whenever the context shall so require, all words herein in any gender shall be deemed to include the masculine, feminine or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

      16.10 ENTIRE AGREEMENT. This Agreement and the Schedule attached hereto supersede any prior understandings or written or oral agreements among the Partners, or any of them, respecting the subject matter hereof and constitute the entire understanding amongst the Partners with respect thereto.

      16.11 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are for the exclusive use and benefit of General Partner and the Limited Partners and shall not inure to the benefit of any other person or entity. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors

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and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred, or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, not withstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

      16.12 PURCHASE FOR INVESTMENT. Each Partner represents, warrants and agrees that it has acquired and will hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

      16.13 WAIVER. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Partner of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act on the part of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

                  [Remainder of Page Intentionally Left Blank]

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      IN WITNESS WHEREOF, this Agreement has been executed and sworn to as of the day and year first above written by the General Partner and the undersigned Limited Partners.

GENERAL PARTNER:

SKB REIT, Inc.,
a Maryland corporation

By:___________________________________

Name:_________________________________

Title:________________________________

LIMITED PARTNER:

SKB Advisors LLC,
a Delaware Limited Liability Corporation

By:___________________________________

Name:_________________________________

Title:________________________________

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                                   SCHEDULE A

              Partners, Capital Accounts and Partnership Interests

                                     A - 1